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EXHIBIT 23.1

CONFORMED COPY

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SBS Broadcasting S.A. 2004 Share Incentive Plan of our report dated February 20, 2004, with respect to the consolidated financial statements of SBS Broadcasting S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants

Amsterdam, The Netherlands
May 17, 2004

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  EXHIBIT 23.1
Consent of Independent Auditors